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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 8, 1997, in this Form 8-K of Evergreen Media Corporation dated May 30, 1997 and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-83124 and 333-04379) of Evergreen Media Corporation. It should be noted that we have not audited any financial statements of WJLB/WMXD, Detroit subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                            Arthur Andersen LLP

Chicago, Illinois
June 3, 1997